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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 14, 1994 on the consolidated financial statements of Trustmark Corporation and to the use of our report dated January 28, 1994 on the consolidated financial statements of First National Financial Corporation and to all references to our Firm included in or made a part of this Registration Statement on Form S-4.



                                        /s/ Arthur Andersen & Co.
                                        ARTHUR ANDERSEN & CO.

Jackson, Mississippi,
  May 27, 1994.